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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT - February 26, 1997
                       (Date of Earliest Event Reported)

                             STERLING VISION, INC.
               (Exact Name of Registrant as Specified in Charter)

         New York                       1-14128                 11-3096941
----------------------------    ------------------------    -------------------
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                      Identification No.)

                            1500 Hempstead Turnpike
                          East Meadow, New York 11554
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                                 (516) 390-2100
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

                  On February 26, 1997, Sterling Vision, Inc. (the "Company" or the "Registrant") entered into Convertible Debentures and Warrants Subscription Agreements with certain investors in connection with the private placement of units consisting of an aggregate of $8 million principal amount of convertible debentures (collectively, the "Debentures") and an aggregate of 800,000 warrants (collectively, the "Warrants"), which Warrants entitle the holders thereof to purchase a maximum number of 1.2 million shares of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company anticipates using the net proceeds (approximately $7.5 million) of the private placement: (i) to repay a portion of a loan made to it by certain principal shareholders of the Company ($1,050,000); (ii) to pay down the Company's revolving line of credit with the Chase Manhattan Bank ($1,000,000); and (iii) the balance for general corporate purposes.

                  The Debentures bear no interest and mature on August 25, 1998. They are convertible at a price per share (the "Conversion Price") equal to the lesser of $6.50 and 85% of the average closing bid price of the Common Stock as reported on the Nasdaq National Market System for the 5 trading days immediately preceding the date of conversion; provided, however, that the Company has the right to redeem that portion of the Debentures requested to be converted in the event the Conversion Price is $6.00 or less. In such event, the redemption price will be equal to 115% of the face amount of that portion of the Debentures requested to be converted. The Debentures are convertible subject to the following limitations: 25% of the original principal amount is convertible beginning on the date of issuance provided a registration statement (the "Registration Statement") with respect to the underlying Common Stock is then in effect; 50% of the original principal amount is convertible beginning three months after the date of issuance; 75% of the original principal amount is convertible beginning six months after the date of issuance; and the entire original principal amount is convertible beginning nine months after the date of issuance. Notwithstanding the foregoing, if, at any time, the intra-day bid price of the Common Stock (as reported on the Nasdaq National Market System) equals or exceeds $10, the entire principal amount of the Debentures will be convertible at any time thereafter. At maturity, provided no Event of Default exists under the Debentures and a Registration Statement covering the underlying Common Stock is then effective, any outstanding Debentures will be converted into shares of Common Stock.

                  The Warrants entitle the holders thereof to purchase an aggregate of 800,000 shares of Common Stock at an exercise price per share equal to the lower of $6.50 and the average of the Conversion Price of any Debentures converted, by the holder, prior to the date of exercise. The Warrants are exercisable until February 26, 2000. If a holder of a Warrant exercises a Warrant at any time during the 2 year period after the Registration Statement has been declared effective, then the holder will receive an additional Warrant (a "Bonus Warrant") which shall entitle the holder to purchase one share of Common Stock for each two Warrants previously exercised. The Bonus Warrants have an exercise price of $7.50 per share and a term of 3 years from the date of grant.


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                  The Company has agreed to file a Registration Statement no later than April 30, 1997, on behalf of the holders with respect to all of the shares of Common Stock underlying the Debentures, the Warrants and the Bonus Warrants, not to exceed, in any event, an aggregate amount equal to 19.999% of the number of shares of Common Stock issued and outstanding on February 26, 1997; and the Company has agreed to maintain the effectiveness of such Registration Statement until the earlier of : (i) 3 years; and (ii) the date all the shares underlying the Debentures have been sold and the Warrants and the Bonus Warrants have been exercised.

Item 7.  Financial Statements and Exhibits.

Exhibit No.       Document

4.1 Form of Convertible Debentures and Warrants Subscription Agreement, with Exhibits attached thereto, representing the form of Debenture, Warrant and Bonus Warrant.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        STERLING VISION, INC.

                                        By: /s/ Robert Greenberg
                                           ------------------------------------
                                        Name:    Robert Greenberg
                                        Title:   President and Chief
                                                 Executive Officer

Date:   March 5, 1997


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